Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (File No. 333-61895, File No. 333-55970) and Forms S-3, ( File No. 333-140968 , File No. 333-140969 and , File No. 333-140974) of  our report dated  January 20, 2010 relating to the financial statements of Bay Heart Ltd. which appears in this Form 10-K of Ampal – American Israel Corporation .

Signed by:

Brightman Almagor Zohar & Co.
Certified Public Accountants

Haifa, Israel, March 4, 2010